Exhibit 99.1

Bite Acquisition Corp. Announces Receipt of NYSE Continued
Listing Standard Notice Stemming from SEC Guidance
Concerning Accounting Treatment of Warrants

NEW YORK, NY, June 2, 2021 – Bite Acquisition Corp. (NYSE: BITE.U) (the “Company”) today announced that it received a formal notice of non-compliance on May 25, 2021 from the New York Stock Exchange (the “NYSE”) relating to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”).

On April 12, 2021, the staff of the Securities and Exchange Commission (“SEC”) issued “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”),” clarifying the accounting guidance for warrants with terms that are common for SPACs (the “Statement”). The immediacy of the effective date of the new guidance set forth in the Statement has resulted in a significant number of SPACs re-evaluating the accounting treatment for their warrants with their professional advisors, including auditors and other advisors responsible for assisting SPACs in the preparation of financial statements. This, in turn, resulted in the Company’s delay in preparing and finalizing its financial statements as of and for the quarter ended March 31, 2021 and filing its Form 10-Q with the SEC by the prescribed deadline. The Company expects to file its Form 10-Q with the SEC on or about June 3, 2021, and is in compliance with all other NYSE continued listing requirements.

About Bite Acquisition Corp.

Bite Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses. While the Company may pursue an initial business combination with a company in any sector or geography, it intends to focus its search on the traditional and non-traditional restaurant sectors in North America.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s ability to become current in its SEC reporting obligations. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Company Contact:

Bite Acquisition Corp.

Axel Molet Warschawski

axel@biteacquisitioncorp.com

+1 (212) 608-2923